Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 500 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Aon Global Holdings plc

(Exact name of obligor as specified in its charter)

England and Wales	98-1199829
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

c/o Aon plc Metropolitan Building James Joyce Street Dublin 1, Ireland D01 K0Y8
(Address of principal executive offices)	(Zip code)

Aon plc

(Exact name of registrant as specified in its charter)

England and Wales	98-1030901
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

c/o Aon plc Metropolitan Building James Joyce Street Dublin 1, Ireland D01 K0Y8
(Address of principal executive offices)	(Zip Code)

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	Applied For
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

c/o Aon plc Metropolitan Building James Joyce Street Dublin 1, Ireland D01 K0Y8
(Address of principal executive offices)	(Zip Code)

Aon Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-3051915
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

c/o Aon plc Metropolitan Building James Joyce Street Dublin 1, Ireland D01 K0Y8
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities and Guarantees of Senior Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 11th day of May, 2020.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Mitchell L. Brumwell
Name: Mitchell L. Brumwell
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business December 31, 2019, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,602
Interest-bearing balances	236,971
Securities:
Held-to-maturity securities	0
Available-for-sale securities	171,155
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	23,484
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	103,122

Total assets	$1,393,647

LIABILITIES
Deposits:
In domestic offices	3,658
Noninterest-bearing 3,658
Interest-bearing 0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	19,123
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	231,041
Total liabilities	253,822
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	323,946
Not available
Retained earnings	814,573
Accumulated other comprehensive income	306
Other equity capital components	0
Not available
Total bank equity capital	1,139,825
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,139,825

Total liabilities and equity capital	1,393,647

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty         )                 CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President     )

Michael P. Scott, Managing Director             )                     Directors (Trustees)

Kevin P. Caffrey, Managing Director             )